Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Tysons Corner, Virginia

Contact:

Bernard H. Clineburg,

January 31, 2005

Chairman, President & CEO (703) 584-3400

Robert A. Cern

Executive Vice President & CFO (703) 584-3400

CARDINAL FINANCIAL CORPORATION REPORTS

QUARTERLY AND ANNUAL RESULTS

Quarterly Pretax Income Up 261%, Annual Pretax Income Up 96%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank, headquartered in Tysons Corner, Virginia, today announced fourth quarter 2004 net income of $1.7 million, or $0.09 per diluted common share, compared to net income of $4.1 million, or $0.35 per diluted common share, for the fourth quarter of 2003.  The prior year’s quarterly net income included an income tax benefit of $3.5 million attributable to the recognition of deferred tax assets related primarily to the Company’s net operating loss carryforwards. The Company recorded pretax income of $2.6 million for the fourth quarter of 2004, an increase of $1.9 million, or 261%, compared to pretax income of $718,000 in the fourth quarter of 2003.

For the year ended December 31, 2004, the Company recorded net income of $3.5 million, or $0.19 per diluted common share, compared to net income of $5.7 million, or $0.54 per diluted common share for the year ended December 31, 2003. The net income for the year ended December 31, 2003 reflected the previously mentioned income tax benefit of $3.5 million. The Company recorded pretax income of $5.2 million in 2004, compared to pretax income of $2.6 million in 2003, a 100% increase.

At December 31, 2004, total assets increased by $575.3 million, or 90%, to $1.21 billion, compared to $636.2 million at December 31, 2003.  Loans receivable, net of fees, were $489.9 million at December 31, 2004, compared to $336.0 million at December 31, 2003, an increase of $153.9 million, or 46%.  Total deposits increased by $350.1 million, or 74%, to $824.2 million at December 31, 2004, compared to $474.1 million at December 31, 2003.

Shareholders’ equity improved to $95.1 million at December 31, 2004, compared to $85.4 million at

December 31, 2003. The increase of $9.7 million from the prior year was primarily  attributable to $6.3 million of additional equity raised as a result of the underwriters exercising their overallotment option from our 2003 stock offering in January 2004 and net income of $3.5 million. Book value per common share at December 31, 2004 was $5.15 compared to $4.80 at December 31, 2003.  Tangible book value per common share at December 31, 2004 was $4.36 compared to $4.80 at December 31, 2003. Tangible book value per share decreased from the prior year as a result of a $14.7 million increase in goodwill and other intangible assets recorded in the George Mason Mortgage acquisition.  Regulatory capital ratios for the Company and Cardinal Bank at December 31, 2004 remain significantly above requirements and each entity is considered “well capitalized” under regulatory guidelines.

Net interest income increased to $7.5 million for the fourth quarter of 2004 compared to $4.4 million for the fourth quarter of 2003.  For the year ended December 31, 2004, net interest income increased to $24.6 million compared to $15.2 million for the year ended December 31, 2003.  The increase was primarily attributable to increases in the average volume of loans held for sale, loans receivable and investment securities in 2004 compared to the prior year.  The increases in the volume of average loans held for sale, loans receivable and investment securities were funded through increases in total deposits, other borrowed funds, including the issuance of $20.0 million of trust preferred securities, and shareholders’ equity.   For the three months ended December 31, 2004, the Company’s net interest margin was 2.68%, compared to 3.11% during the fourth quarter of 2003.  For the year ended December 31, 2004, the Company’s net interest margin was 2.72%, compared to 3.00% for 2003.

The provision for loan loss expense increased to $709,000 for the three months ended December 31, 2004 compared to $399,000 for the same period of 2003.  For the year ended December 31, 2004, the provision for loan loss expense was $1.6 million compared to $1.0 million for the year ended December 31, 2003. The increase in the provision for loan losses was attributable to the growth in the loan portfolio experienced during 2004.  For the year ended December 31, 2004, the Company continued to experience strong loan quality and a change in its portfolio mix with an increase in its residential and home equity loan portfolios, which require lower reserve coverage than the remainder of the loan portfolio.  As a result, the Company’s allowance to total loans ratio was 1.20% at December 31, 2004 compared to 1.29% at December 31, 2003. Non-performing loans at December 31, 2004 were 0.05% of assets compared to 0.06% of assets at December 31, 2003.

Non-interest income increased significantly to $5.1 million for the fourth quarter of 2004 from $833,000 for the same quarter of 2003, due primarily to increased gains on the sale of loans held for sale of $3.3 million as a result of our acquisition of George Mason Mortgage LLC in July 2004. In addition, in the fourth quarter George Mason Mortgage contributed $947,000 of management fee income, which is the fee it earns for managing and providing operational support to other entities, to non-interest income. The Company had no similar income in the comparable quarter of the prior year.  Excluding the realized gains of $164,000 in the available-for-sale investment portfolio during the fourth quarter of 2003, non-interest income increased by $4.4 million from the fourth quarter of 2003.  For the year ended December 31, 2004, non-interest income increased to $9.4 million from $3.8 million for 2003, an increase of $5.6 million. The increase in non-interest income from 2003 was also primarily attributable to increases in gains on sales of loans held for sale of $4.7 million and an increase in management fee income of  $1.7 million as a result of the George Mason Mortgage acquisition. Offsetting these increases was a $1.1 million decrease in net realized gains on investment securities available-for-sale from 2003 to 2004.  Excluding net gains from the sale of investment securities available-for-sale from both years, non-interest income rose $6.7 million from 2003 to 2004.

Non-interest expense increased to $9.3 million for the fourth quarter of 2004 from $4.1 million for the same three months period in 2003.  For the year ended December 31, 2004, non-interest expense increased $11.8 million to $27.2 million, compared to $15.4 million for 2003.  The increases in non-interest expense were the result of the Company’s continued expansion that  included the acquisition of George Mason Mortgage in July and the opening of seven new branch banking locations. Increases in salaries and benefits expense, occupancy, advertising and marketing and professional fees were associated with this expansion and the strong asset growth that has occurred in 2004, particularly during the last six months of the year.

Bernard Clineburg, Chairman and CEO, said “Cardinal achieved significant growth during 2004, increasing assets by over 90% to $1.21 billion. The 2004 expansion is in addition to the 30% growth we had in 2003. We expanded our branch network from eleven to eighteen sites and are proceeding with additional branch banking locations. Our focus during 2005 will be on increasing core deposits, loans, and fee income while maintaining our strong credit quality. We anticipate that the full benefit associated with the George Mason Mortgage acquisition will begin to be realized in 2005.  Our 2004 pretax income was adversely impacted due to increased overhead and operating costs of George Mason that we were unable to offset with gains on the sale of the acquired GMM portfolio of mortgage loans held for sale due to purchase accounting fair value adjustments on that portfolio.  We will continue to execute our plan of expanding our footprint in one of the best markets in the country thereby adding further value to our franchise. We have added several key personnel to insure that sales and service at our financial offices remain the first priority for Cardinal clients. We are now one of the largest publicly traded banks headquartered in Northern Virginia and believe “personal service banking” continues to be our major advantage as the large regional institutions continue to reduce our competitors through acquisition. Our shareholders are always at the forefront of our thoughts and we were pleased to deliver an increase in our stock price in excess of 33% in 2004.”

As previously announced, the Company is restating its earnings for the quarter ended September 30, 2004. The accounting corrections which necessitated the restatement are of a non-recurring and non-cash nature. As a result of the restatement, net income for the three months ended September 30, 2004 decreased from $1.3 million, as previously reported, to $384,000, as restated. Both basic and diluted earnings per share decreased from $0.07, as previously reported, to $0.02, as restated. In addition, net income for the nine month period ended September 30, 2004 decreased from the $2.6 million, as previously reported, to $1.7 million, as restated. Both basic and diluted earnings per share for the nine month period decreased from $0.14, as previously reported, to basic and diluted per share earnings of $0.10 and $0.09, respectively, as restated.

This press release contains “forward-looking statements” within the meaning of the federal securities laws.  These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with respect to matters such as financial performance.  Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company.  Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements.  For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s 2003 Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.

To learn more about Cardinal Financial Corporation and its subsidiaries, please log on to www.cardinalbank.com, or call 703/ 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Statements of Condition

At December 31, 2004 and December 31, 2003

(Dollars in thousands)

	2004	2003	% Change
Cash and due from banks	$15,205	$9,555	59.1%
Federal funds sold	8,203	3,528	132.5%

Investment securities - available-for-sale	151,554	130,762	15.9%
Investment securities - held-to-maturity	137,953	142,852	-3.4%
Total investment securities	289,507	273,614	5.8%

Other investments	8,110	3,517	130.6%
Loans held for sale, net	365,454	—	*

Loans receivable, net of fees	489,896	336,002	45.8%
Allowance for loan losses	(5,878)	(4,344)	35.3%
Loans receivable, net	484,018	331,658	45.9%

Premises and equipment, net	15,531	6,707	131.6%
Goodwill and intangibles, net	14,694	22	66690.9%
Other assets	10,854	7,647	41.9%

TOTAL ASSETS	$1,211,576	$636,248	90.4%

Non-interest bearing deposits	$105,424	$70,998	48.5%
Interest bearing deposits	718,786	403,131	78.3%
Total deposits	824,210	474,129	73.8%

Other borrowed funds	201,085	74,457	170.1%
Warehouse financing	30,245	—	*
Mortgage funding checks	46,392	—	*
Escrow liabilities	3,020	—	*
Other liabilities	11,519	2,250	412.0%

Shareholders’ equity	95,105	85,412	11.3%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,211,576	$636,248	90.4%

* Not meaningful.

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Statements of Operations

For the Three Months and Years Ended December 31, 2004 and 2003

(Dollars in thousands, except share and per share data)

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change
Net interest income	$7,528	$4,432	69.9%	$24,553	$15,173	61.8%
Provision for loan losses	(709)	(399)	77.7%	(1,626)	(1,001)	62.4%
Net interest income after provision for loan losses	6,819	4,033	69.1%	22,927	14,172	61.8%

Service charges on deposit accounts	291	234	24.4%	1,089	918	18.6%
Loan service charges	406	38	968.4%	958	382	150.8%
Investment fee income	158	312	-49.4%	657	785	-16.3%
Net gain on sales of loans	3,289	23	14200.0%	4,696	282	1565.2%
Net realized gain on investment securities available-for-sale	—	164	-100.0%	245	1,364	-82.0%
Management fee income	947	—	*	1,749	—	*
Other non-interest income	6	62	-90.3%	15	98	-84.7%
Total non-interest income	5,097	833	511.9%	9,409	3,829	145.7%

Net interest income & non-interest income	11,916	4,866	144.9%	32,336	18,001	79.6%

Salaries & benefits	4,365	1,929	126.3%	13,354	6,797	96.5%
Occupancy	1,004	464	116.4%	2,897	1,559	85.8%
Professional fees	688	241	185.5%	1,610	1,113	44.7%
Depreciation	623	299	108.4%	1,838	1,030	78.4%
Data processing	322	164	96.3%	969	835	16.0%
Telecommunications	207	102	102.9%	611	396	54.3%
Other operating expense	2,112	949	122.6%	5,875	3,625	62.1%
Total non-interest expense	9,321	4,148	124.7%	27,154	15,355	76.8%

Net income before income taxes	2,595	718	261.4%	5,182	2,646	95.8%
Provision (benefit) for income taxes	863	(3,508)	*	1,713	(3,508)	*
NET INCOME	$1,732	$4,226	-59.0%	$3,469	$6,154	-43.6%

Dividends to preferred shareholders	$—	$123	*	$—	$495	*

NET INCOME TO COMMON SHAREHOLDERS	$1,732	$4,103	-57.8%	$3,469	$5,659	-38.7%

Earnings per common share, basic	$0.09	$0.38	16.7%	$0.19	$0.55	-6.7%
Earnings per common share, diluted	$0.09	$0.35	16.7%	$0.19	$0.54	-6.7%
Weighted-average common shares outstanding - basic	18,450,064	10,693,498	72.5%	18,448,007	10,218,293	80.5%
Weighted-average common shares outstanding - diluted	18,754,866	12,028,551	55.9%	18,704,687	11,468,419	63.1%

* Not meaningful.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2004 and 2003

(Dollars in thousands)

	For the Three Months Ended				For the Years Ended
	December 31, 2004		December 31, 2003		December 31, 2004		December 31, 2003
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$454,117	5.68%	$308,708	5.90%	$391,425	5.59%	$272,765	6.18%
Loans held for sale	353,224	4.02%	—	0.00%	181,700	3.75%	—	0.00%
Investment securities - available-for-sale	157,968	3.72%	105,968	3.70%	161,741	3.60%	152,915	3.29%
Investment securities - held-to-maturity	143,128	3.81%	147,190	3.47%	151,286	3.72%	67,685	3.67%
Other investments	8,148	4.38%	3,672	4.30%	6,139	4.10%	2,906	4.65%
Federal funds sold	6,833	1.99%	4,267	0.91%	10,473	1.24%	9,753	1.10%
Total interest-earning assets	1,123,418	4.61%	569,805	4.81%	902,764	4.49%	506,024	4.86%

Non-interest-earning assets:
Cash and due from banks	7,933		10,040		11,015		10,291
Premises and equipment, net	15,209		5,718		11,229		5,249
Goodwill and intangibles, net	14,722		639		7,515		646
Accrued interest and other assets	10,449		1,985		8,533		3,265
Allowance for loan losses	(5,339)		(4,070)		(4,759)		(3,652)

TOTAL ASSETS	$1,166,392		$584,117		$936,297		$521,823

Interest-bearing liabilities:
Interest-bearing deposits	$704,788	2.39%	$389,232	2.17%	$563,607	2.25%	$362,779	2.39%
Other borrowed funds	182,222	2.12%	76,008	1.59%	139,637	2.18%	46,069	1.68%
Warehouse fundings	37,821	0.17%	—	0.00%	31,981	0.71%	—	0.00%
Total interest-bearing liabilities	924,831	2.33%	465,240	2.07%	735,225	2.17%	408,848	2.31%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	107,801		72,826		89,114		70,030
Other liabilities	37,153		2,665		17,847		2,043
Shareholders’ equity	96,607		43,386		94,111		40,902

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,166,392		$584,117		$936,297		$521,823

NET INTEREST MARGIN		2.68%		3.11%		2.72%		3.00%

Cardinal Financial Corporation and Subsidiaries

Selected Consolidated Financial Information

(In thousands, except per share data and ratios)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2004	2003	2004	2003
Results of Operations
Interest income	$12,952	$6,864	$40,522	$24,602
Interest expense	5,424	2,432	15,969	9,429
Net interest income	7,528	4,432	24,553	15,173
Provision for loan losses	(709)	(399)	(1,626)	(1,001)
Net interest income after provision for loan losses	6,819	4,033	22,927	14,172
Non-interest income	5,097	833	9,409	3,829
Non-interest expense	9,321	4,148	27,154	15,355
Net income before income taxes	2,595	718	5,182	2,646
Provision (benefit) for income taxes	863	(3,508)	1,713	(3,508)
Net income	1,732	4,226	3,469	6,154
Dividends to preferred shareholders	—	123	—	495
Net income to common shareholders	$1,732	$4,103	$3,469	$5,659

			December 31, 2004	December 31, 2003
Balance Sheet Data:
Total assets			$1,211,576	$636,248
Loans receivable, net of fees			489,896	336,002
Allowance for loan losses			(5,878)	(4,344)
Loans held for sale			365,454	—
Total investment securities			289,507	273,614
Total deposits			824,210	474,129
Other borrowed funds			201,085	74,457
Total shareholders’ equity			95,105	85,412

Preferred shares outstanding			—	1,364
Common shares outstanding			18,463	16,377

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2004	2003	2004	2003
Selected Average Balances
Total assets	$1,166,392	$584,117	$936,297	$521,823
Loans receivable, net of fees	454,117	308,708	391,425	272,765
Allowance for loan losses	(5,339)	(4,070)	(4,759)	(3,652)
Loans held for sale	353,224	—	181,700	—
Total investment securities	301,096	253,158	313,027	220,600
Earning assets	1,123,418	569,805	902,764	506,024
Total deposits	812,589	462,058	652,721	432,809
Other borrowed funds	182,222	76,008	139,637	46,069
Total shareholders’ equity	96,607	43,386	94,111	40,902
Weighted Average:
Common shares outstanding - basic	18,450	10,693	18,448	10,218
Common shares outstanding - diluted	18,755	11,006	18,705	10,445

Per Common Share Data:
Basic net income	$0.09	$0.38	$0.19	$0.55
Fully diluted net income	0.09	0.35	0.19	0.54
Book value			5.15	4.80
Tangible book value			4.36	4.80

Performance Ratios:
Return on average assets	0.59%	2.81%	0.37%	1.18%
Return on average equity	7.17%	37.83%	3.69%	15.05%
Net interest margin	2.68%	3.11%	2.72%	3.00%
Efficiency ratio	78.22%	85.24%	83.97%	85.30%
Non-interest income to average assets	1.75%	0.57%	1.00%	0.73%
Non-interest expense to average assets	3.20%	2.84%	2.90%	2.94%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.02%	0.01%
Non-performing loans to loans receivable, net of fees			0.11%	0.12%
Non-performing loans to total assets			0.05%	0.06%
Allowance for loan losses to loans receivable, net of fees			1.20%	1.29%
Allowance for loan losses to nonperforming loans			1074.6%	1102.54%

Capital Ratios:
Tier 1 risk-based capital			12.65%	19.66%
Total risk-based capital			13.40%	20.66%
Leverage capital ratio			8.83%	15.45%